Exhibit 10.5

FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Fourth Amendment”) is made and entered into effective as of the 12th day of March, 2014 by and between NIKKEN, INC., a California corporation (“Seller”), and MASIMO CORPORATION, a Delaware corporation (“Buyer”).
R E C I T A L S
A.Seller and Buyer have entered into that certain Agreement of Purchase and Sale Agreement and Escrow Instructions dated November 1, 2013 (“Original Purchase Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement dated January 8, 2014 (the “First Amendment”), further amended by that certain Second Amendment to Purchase and Sale Agreement dated January 10, 2014 (the “Second Amendment”), and further amended by that certain Third Amendment to Purchase and Sale Agreement dated March 10, 2014 (the “Third Amendment”, and collectively with the Original Purchase Agreement, the First Amendment, the Second Amendment and the Third Amendment, referred to as the “Agreement”), relative to the sale/purchase of that certain real property located at 52 Discovery Way, Irvine, California (the “Property”).

B.Seller and Buyer desire to further amend the Agreement to among other things further extend the Feasibility Period on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree to further amend the Purchase Agreement as follows:
1.Definitions. Any capitalized term used, but not defined, herein shall have its respective meaning as set forth in the Agreement.

2.Reinstatement of Agreement. Notwithstanding the Termination Notice delivered by Buyer to Seller on March 11, 2014, the parties hereby acknowledge and agree that, by their mutual execution of this Fourth Amendment, the Termination Notice is revoked and the Agreement is hereby reinstated and in full force and effect. In connection with the reinstatement of the Agreement, the parties hereby further acknowledge and agree as follows:

(a)This Fourth Amendment shall serve as Buyer’s Approval Notice pursuant to Section 3.2.3 of the Agreement. The Approval Notice shall be considered timely delivered and Buyer shall no longer have any right to terminate the Agreement pursuant to Section 3.2 of the Agreement.

(b)On or before March 13, 2014, Buyer shall deliver the Additional Deposit to Escrow Holder, and the Additional Deposit shall be deposited by Escrow Holder in accordance with Section 2.3 of the Agreement. Effective upon execution of this Agreement the entire $2,000,000 Deposit shall constitute liquidated damages in the event the Agreement is terminated for a Buyer’s Default in accordance with Section 10.1 of the Agreement.

3.Agreement in Full Force and Effect. Except as expressly amended hereby, the terms and conditions of the Agreement are hereby ratified and confirmed, and shall continue in full force and effect. In the event of any conflict or inconsistency between the terms set forth herein and the terms of the Agreement, the terms contained in this Fourth Amendment shall govern and control.

4.Counterparts; Facsimile; E-Mail. This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Fourth Amendment, any signature transmitted by facsimile or e-mail (in pdf. or comparable format) shall be considered to have the same legal and binding effect as any original signature.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have entered into this Fourth Amendment effective as of the day and year first above written.

SELLER:	NIKKEN, Inc., a California corporation By:/s/ Kurt H. Fulle___________________ Name: Kurt H. Fulle Its: President and CEO

BUYER:	Masimo Corporation, a Delaware corporation By: /s/ Yongsam Lee_______________ Name: Yongsam Lee Its: EVP, Operations and CIO